UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    July 27, 2016

BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
On July 27, 2016, New Private Restaurant Properties, LLC (“PRP”), a wholly-owned subsidiary of Bloomin’ Brands, Inc. (the “Company”), as borrower, and Wells Fargo Bank, National Association, as lender (the “Lender”), entered into a First Amendment (the “Amendment”) to PRP’s existing loan agreement dated as of February 11, 2016 to provide for additional borrowings of $69.5 million, increasing the outstanding loan balance as of the date of the Amendment from $189.3 million to $258.8 million. The PRP Mortgage Loan is collateralized by 105 properties owned by PRP.
The Lender and certain of its affiliates have performed investment banking, commercial lending and advisory services for the Company and its subsidiaries from time to time, for which they have received customary fees and expenses, including in connection with the Company’s initial public offering and credit facilities. These parties may, from time to time, engage in transactions with, and perform services for the Company and its subsidiaries in the ordinary course of their business.

Item 2.02	Results of Operations and Financial Condition

On July 29, 2016, the Company issued a press release reporting its financial results for the thirteen weeks ended June 26, 2016. A copy of the release is attached as Exhibit 99.1.

The information contained in Item 2.02 of this report, and the exhibit attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any document whether or not filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such document.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Bloomin’ Brands, Inc. dated July 29, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date:	July 29, 2016	By:	/s/ David J. Deno
David J. Deno
Executive Vice President and Chief Financial and Administrative Officer (Principal Financial and Accounting Officer)

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